Exhibit 10.13
CATALYTICA ENERGY SYSTEMS, INC.
(formerly Catalytica Combustion Systems, Inc.)
1995 STOCK PLAN
(As amended and restated effective August 31, 2005)
     1. Purposes of the Plan. The purposes of this 1995 Stock Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
          The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights and Restricted Stock Units.
     2. Definitions. As used herein, the following definitions shall apply:
          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
          (b) “Applicable Laws” means the requirements relating to the administration of stock plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
          (c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, or Restricted Stock Units.
          (d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
          (e) “Board” means the Board of Directors of the Company.
          (f) “Code” means the Internal Revenue Code of 1986, as amended.
          (g) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.
          (h) “Common Stock” means the common stock of the Company.

          (i) “Company” means Catalytica Energy Systems, Inc., a Delaware corporation.
          (j) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
          (k) “Director” means a member of the Board.
          (l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
          (m) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
                         (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
                         (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
                         (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
          (p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
          (r) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award grant. The Notice of Grant is part of the Award Agreement.
          (s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          (t) “Option” means a stock option granted pursuant to the Plan.
          (u) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.
          (v) “Optioned Stock” means the Common Stock subject to an Option.
          (w) “Optionee” means the holder of an outstanding Option granted under the Plan.
          (x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (y) “Participant” means the holder of an outstanding Award granted under the Plan.
          (z) “Plan” means this 1995 Stock Plan.
          (aa) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.
          (bb) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Participant evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.
          (cc) “Restricted Stock Unit” means an Award granted pursuant to Section 12 of the Plan.
          (dd) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
          (ee) “Section 16(b) “ means Section 16(b) of the Exchange Act.
          (ff) “Service Provider” means an Employee, Director or Consultant.
          (gg) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

          (hh) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.
          (ii) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
     3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 5,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
          If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Purchase Right or upon vesting of Restricted Stock or a Restricted Stock Unit, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.
     4. Administration of the Plan.
          (a) Procedure.
                         (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
                         (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
                         (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
                         (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.
          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
                         (i) to determine the Fair Market Value;

                         (ii) to select the Service Providers to whom Awards may be granted hereunder;
                         (iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
                         (iv) to approve forms of agreement for use under the Plan;
                         (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised or Restricted Stock Units vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
                         (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;
                         (vii) to institute an Option Exchange Program;
                         (viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
                         (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
                         (x) to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;
                         (xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
                         (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
                         (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.
     5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
     6. Limitations.
          (a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
          (b) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause.
          (c) The following limitations shall apply to grants of Options:
                         (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.
                         (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares, which shall not count against the limit set forth in subsection (i) above.
          (d) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.
          (e) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (c)(i), (c)(ii), (d)(i) and (d)(ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.
     7. Term of Plan. Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. Unless terminated earlier under Section 17, it shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan, or (ii) the date of the most recent Board approval of an increase in the number of shares reserved for issuance under the Plan.

     8. Term of Options. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
     9. Option Exercise Price and Consideration.
          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
                         (i) In the case of an Incentive Stock Option
                                   (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
                                   (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
                         (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
                         (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.
          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.
          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:
                         (i) cash;
                         (ii) check;

                         (iii) promissory note;
                         (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
                         (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
                         (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;
                         (vii) any combination of the foregoing methods of payment; or
                         (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
     10. Exercise of Option.
          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.
                         An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
                         Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
     11. Stock Purchase Rights.
          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.
          (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.
          (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.
     12. Restricted Stock Units.
          (a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock Unit award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued service but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock Units. Restricted Stock Units shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.
          (b) Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Shares that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.
          (c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
          (d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator shall pay earned Restricted Stock Units in Shares.

          (e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.
     13. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.
     14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.
          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company:
                         (i) Unless otherwise provided in the Notice of Grant and Award Agreement, each Award may be assumed or an equivalent option or right substituted by such successor corporation (including as a “successor” any purchaser of substantially all of the assets of the Company) or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable. In such event the Administrator shall notify the Participant as soon as practicable prior to the effective date of such transaction that the Award shall be fully exercisable for a period of ten (10) days from the date of such notice, and the Award shall terminate upon the expiration of such period if the successor corporation does not assume or substitute for such option or right. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.
                         (ii) Any Shares subject to a repurchase option of the Company shall be exchanged for the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by the holders of Common Stock for each Share held on the effective date of the transaction, as described in the preceding paragraph. If in such exchange the Participant receives shares of stock of the successor corporation or a parent or subsidiary of such successor corporation, and if the successor corporation has agreed to assume or substitute for Awards as provided in the preceding paragraph, such exchanged shares shall continue to be subject to a repurchase option as provided in the Participant’s restricted stock purchase agreement. If, as provided in the preceding paragraph, the Participants shall have the right to exercise Awards as to all of the Shares covered thereby, all of the Shares that are subject to a repurchase option of the Company will automatically be released from such repurchase option.
     15. Change of Control.
          (a) In the event of a Change of Control (as defined below), a Participant shall (i) have the right to exercise each Option and Stock Purchase Right as to all or a portion of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable, and (ii) fully vest in any Restricted Stock Unit, in either case on the date six (6) months after such Change of Control or earlier if a Participant’s status as a Service Provider with the successor corporation is terminated by the successor corporation as a result of an Involuntary Termination (as defined below). Thereafter, the Option or Stock Purchase Right shall remain exercisable in accordance with terms of the Plan.
          (b) For purposes of this Section 15, the following definitions shall apply:
                         (i) a “Change of Control” means the happening of any of the following events:

                                   (A) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
                                   (B) A change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (i) are directors of the Company as of the date hereof, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
                                   (C) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
                                   (D) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.
                         (ii) “Involuntary Termination” shall mean any of the following events: (A) without the Participant’s express written consent, a significant reduction of the Participant’s duties, authority or responsibilities, relative to the Participant’s duties, authority or responsibilities as in effect immediately prior to the Change of Control; (B) without the Participant’s express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Participant immediately prior to the Change of Control; (C) without the Participant’s express written consent, a reduction in the base salary of the Participant as in effect immediately prior to the Change of Control; (D) without the Participant’s express written consent, a material reduction in the kind or level of employee benefits, including bonuses, to which the Participant was entitled immediately prior to the Change of Control with the result that the Participant’s overall benefits package is significantly reduced; (E) without the Participant’s express written consent, the relocation of the Participant to a facility or a location more than thirty (30) miles from the Participant’s then present location; (F) any purported termination of the Participant which is not effected for Disability or for Cause (as defined below), or any purported termination for which the grounds relied upon are not valid; or (G) or any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination of the Participant.
                         (iii) “Cause” shall mean (A) any act of personal dishonesty taken by the Participant in connection with his responsibilities as a Service Provider and intended to result in substantial personal enrichment of the Participant, (B) Participant’s conviction of or plea of nolo contendere to a felony, (C) a willful act by the Participant which constitutes gross misconduct and which is injurious to the successor corporation, or (D) following delivery to the Participant of a written demand for performance from the successor corporation which describes the basis for the successor corporation’s belief that the Participant has not substantially performed his duties, continued violations by the Participant of the Participant’s obligations to the successor corporation which are demonstrably willful and deliberate on the Participant’s part.
     16. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.
     17. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
     18. Conditions Upon Issuance of Shares.
          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
     19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
     21. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.